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                                    MORTGAGE


                         NEW JERSEY NATURAL GAS COMPANY


                                       To

                         HARRIS TRUST AND SAVINGS BANK,


                                   As Trustee


                           ---------------------------


                       TWENTY-FIFTH SUPPLEMENTAL INDENTURE


                            Dated as of July 15, 1995


                           ---------------------------


                    Supplemental to Indenture of Mortgage and
                        Deed of Trust Dated April 1, 1952

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Prepared by:  Joseph D. Ferraro, Esq.
              LeBoeuf, Lamb, Greene & MacRae, L.L.P.
              125 West 55th Street
              New York, New York  10019

                                    MORTGAGE

     TWENTY-FIFTH SUPPLEMENTAL INDENTURE, dated as of July 15, 1995, between NEW JERSEY NATURAL GAS COMPANY, a corporation organized and existing under the laws of the State of New Jersey (hereinafter called the "Company"), having its principal office at 1415 Wyckoff Road, Wall, New Jersey, party of the first part, and HARRIS TRUST AND SAVINGS BANK, a corporation organized and existing under the laws of the State of Illinois and authorized to accept and execute trusts (hereinafter called the "Trustee"), having its principal office at 111 West Monroe Street, Chicago, Illinois, as Trustee under the Indenture of Mortgage and Deed of Trust hereinafter mentioned, party of the second part.

     WHEREAS, the Company has heretofore executed and delivered to the Trustee its Indenture of Mortgage and Deed of Trust dated April 1, 1952 (hereinafter sometimes called the "Original Indenture") to secure the payment of the principal of and the interest and premium (if any) on all Bonds at any time issued and outstanding thereunder, and to declare the terms and conditions upon which Bonds are to be issued thereunder; and

     WHEREAS, the Company thereafter executed and delivered to the Trustee its First Supplemental Indenture dated February 1, 1958, its Second Supplemental Indenture dated December 1, 1960, its Third Supplemental Indenture dated July 1, 1962, its Fourth Supplemental Indenture dated September 1, 1962, its Fifth Supplemental Indenture dated December 1, 1963, its Sixth Supplemental Indenture dated June 1, 1966, its Seventh Supplemental Indenture dated October 1, 1970, its Eighth Supplemental Indenture dated May 1, 1975, its Ninth Supplemental Indenture dated February 1, 1977, its Tenth Supplemental Indenture dated as of September 1, 1980, its Eleventh Supplemental Indenture dated as of September 1, 1983, its Twelfth Supplemental Indenture dated as of August 1, 1984, its Thirteenth Supplemental Indenture dated as of September 1, 1985, its Fourteenth Supplemental Indenture dated as of May 1, 1986, its Fifteenth Supplemental Indenture dated as of March 1, 1987, its Sixteenth Supplemental Indenture dated as of December 1, 1987, its Seventeenth Supplemental Indenture dated as of June 1, 1988, its Eighteenth Supplemental Indenture dated as of June 1, 1989, its Nineteenth Supplemental Indenture dated as of March 1, 1991, its Twentieth Supplemental Indenture dated as of December 1, 1992, its Twenty-First Supplemental Indenture dated as of August 1, 1993, its Twenty-Second Supplemental Indenture dated as of October 1, 1993, its Twenty-Third Supplemental Indenture dated as of August 15, 1994, and its Twenty-Fourth Supplemental Indenture dated as of October 1, 1994, supplementing and amending the Original Indenture; and

     WHEREAS, Bonds in the aggregate principal amount of Twelve Million Five Hundred Thousand Dollars ($12,500,000) were issued under and in accordance with the terms of the Original Indenture, as an initial series designated "First Mortgage Bonds, 4-1/4% Series A due 1977", herein sometimes called "1977
Series A

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


Bonds", which 1977 Series A Bonds have since been paid and redeemed by the Company; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Two Million Two Hundred Fifty Thousand Dollars ($2,250,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First Supplemental Indenture, as a second series designated "First Mortgage Bonds, 5% Series B due 1983", herein sometimes called "1983 Series B Bonds", which 1983 Series B Bonds have since been paid and redeemed by the Company; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Four Million Dollars ($4,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First Supplemental Indenture and the Second Supplemental Indenture, as a third series designated "First Mortgage Bonds, 5-1/8% Series C due 1985", herein sometimes called "1985 Series C Bonds", which 1985 Series C Bonds have since been paid and redeemed by the Company; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Five Million Dollars ($5,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Fourth Supplemental Indentures, inclusive, as a fourth series designated "First Mortgage Bonds, 4-7/8% Series D due 1987", herein sometimes called "1987 Series D Bonds", which 1987 Series D Bonds have since been paid and redeemed by the Company; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Fifth Supplemental Indentures, inclusive, as a fifth series designated "First Mortgage Bonds, 4-3/4% Series E due 1988", herein sometimes called "1988 Series E Bonds", which 1988 Series E Bonds have since been paid and redeemed by the Company; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Fifteen Million Dollars ($15,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Seventh Supplemental Indentures, inclusive, as a sixth series designated "First Mortgage Bonds, 9-1/4% Series F due 1995", herein sometimes called "1995 Series F Bonds", which 1995 Series F Bonds have since been paid and redeemed by the Company; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Ten Million Dollars ($10,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Eighth Supplemental Indentures, inclusive, as a seventh series designated "First Mortgage Bonds, 10% Series G due 1987", herein sometimes called "1987 Series G Bonds", which 1987 Series G Bonds have since been paid and redeemed by the Company; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Ten Million Dollars ($10,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Ninth Supplemental Indentures, inclusive, as an eighth series designated "First Mortgage Bonds, 9% Series H due 1992", herein sometimes called "1992 Series H Bonds", which 1992 Series H Bonds have since been paid and redeemed by the Company; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Nine Million Five Hundred Forty-Five Thousand Dollars ($9,545,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Tenth Supplemental Indentures, inclusive, as a ninth series designated "First Mortgage Bonds, 9-1/8% Series J due 2000", herein sometimes called "2000 Series J Bonds", which 2000 Series J Bonds have since been paid and redeemed by the Company; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Ten Million Three Hundred Thousand Dollars ($10,300,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Eleventh Supplemental Indentures, inclusive, as a tenth series designated "First Mortgage Bonds, 10-3/8% Series K due 2013", herein sometimes called "2013 Series K Bonds", which 2013 Series K Bonds have since been paid and redeemed by the Company; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Ten Million Five Hundred Thousand Dollars ($10,500,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Twelfth Supplemental Indentures, inclusive, as an eleventh series designated "First Mortgage Bonds, 10-1/2% Series L due 2014", herein sometimes called "2014 Series L Bonds", which 2014 Series L Bonds have since been paid and redeemed by the Company; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Twelve Million Dollars ($12,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Thirteenth Supplemental Indentures, inclusive, as a twelfth series designated "First Mortgage Bonds, 10.85% Series M due 2000", herein sometimes called "2000 Series M Bonds", of which Seven Million Two Hundred Thousand Dollars ($7,200,000) in principal amount are outstanding at the date hereof; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Ten Million Dollars ($10,000,000) were issued under and in accordance with the terms of the Original Indenture as supplemented and amended by the First through the Fourteenth Supplemental Indentures, inclusive, as a thirteenth series designated "First Mortgage Bonds, 10% Series N due 2001", herein sometimes called "2001 Series N Bonds", of which Six Million Dollars ($6,000,000) in principal amount are outstanding at the date hereof; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Fifteen Million Dollars ($15,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Fifteenth Supplemental Indentures, inclusive, as a fourteenth series designated "First Mortgage Bonds, 8.50% Series P due 2002", herein sometimes called "2002 Series P Bonds", of which Nine Million Five Hundred Forty-Five Thousand Dollars ($9,545,000) in principal amount are outstanding at the date hereof; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Thirteen Million Five Hundred Thousand Dollars ($13,500,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Sixteenth Supplemental Indentures, inclusive, as a fifteenth series designated "First Mortgage Bonds, 9% Series Q due 2017", herein sometimes called "2017 Series Q Bonds", of which Thirteen Million Five Hundred Thousand Dollars ($13,500,000) in principal amount are outstanding at the date hereof; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Twenty-Five Million Dollars ($25,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Seventeenth Supplemental Indentures, inclusive, as a sixteenth series designated "First Mortgage Bonds, 8.50% Series R due 2018", herein sometimes called "2018 Series R Bonds", of which Twenty-Five Million Dollars ($25,000,000) in principal amount are outstanding at the date hereof; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Twenty Million Dollars ($20,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Eighteenth Supplemental Indentures, inclusive, as a seventeenth series designated "First Mortgage Bonds, 10.10% Series S due 2009", herein sometimes called "2009 Series S Bonds", of which Twenty Million Dollars ($20,000,000) in principal amount are outstanding at the date hereof; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Nine Million Five Hundred Forty-Five Thousand Dollars ($9,545,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Nineteenth Supplemental Indentures, inclusive, as an eighteenth series designated "First Mortgage Bonds, 7.05% Series T due 2016", herein sometimes called "2016 Series T

Bonds", of which Nine Million Five Hundred Forty-Five Thousand Dollars ($9,545,000) in principal amount are outstanding at the date hereof; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Fifteen Million Dollars ($15,000,000) were authorized, of which Fifteen Million Dollars ($15,000,000) have been issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Nineteenth Supplemental Indentures, inclusive, as a nineteenth series designated "First Mortgage Bonds, 7.25% Series U due 2021", herein sometimes called "2021 Series U Bonds", of which Fifteen Million Dollars ($15,000,000) in principal amount are outstanding at the date hereof; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Twenty-Five Million Dollars ($25,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Twentieth Supplemental Indentures, inclusive, as a twentieth series designated "First Mortgage Bonds, 7.50% Series V due 2002", herein sometimes called "2002 Series V Bonds", of which Twenty-Five Million Dollars ($25,000,000) in principal amount are outstanding at the date hereof; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Ten Million Three Hundred Thousand Dollars ($10,300,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Twenty-First Supplemental Indentures, inclusive, as a twenty-first series designated "First Mortgage Bonds, 5-3/8% Series W due 2023", herein sometimes called "2023 Series W Bonds", of which Ten Million Three Hundred Thousand Dollars ($10,300,000) in principal amount are outstanding at the date hereof; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Thirty Million Dollars ($30,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Twenty-Second Supplemental Indentures, inclusive, as a twenty-second series designated "First Mortgage Bonds, 6.27% Series X due 2008", herein sometimes called "2008 Series X Bonds", of which Thirty Million Dollars ($30,000,000) in principal amount are outstanding at the date hereof; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Ten Million Five Hundred Thousand Dollars ($10,500,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Twenty-Third Supplemental Indentures, inclusive, as a twenty-third series designated "First Mortgage Bonds, 6.25% Series Y due 2024", herein sometimes called "2024 Series Y Bonds", of which Ten Million Five Hundred Thousand Dollars

($10,500,000) in principal amount are outstanding at the date hereof; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Twenty-Five Million Dollars ($25,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Twenty-Fourth Supplemental Indentures, inclusive, as a twenty-fourth series designated "First Mortgage Bonds, 8.25% Series Z due 2004", herein sometimes called "2004 Series Z Bonds", of which Twenty-Five Million Dollars ($25,000,000) in principal amount are outstanding at the date hereof; and

     WHEREAS, the Original Indenture provides that, subject to certain exceptions not presently relevant, such changes in or additions to the provisions of the Indenture (the term "Indenture" and other terms used herein having the meanings assigned thereto in the Original Indenture except as herein expressly modified) may be made to add to the covenants and agreements of the Company in the Indenture contained other covenants and agreements thereafter to be observed by the Company; and to provide for the creation of any series of Bonds, designating the series to be created and specifying the form and provisions of the Bonds of such series as in the Indenture provided or permitted; and

     WHEREAS, the Indenture further provides that the Company and the Trustee may enter into indentures supplemental to the Indenture to convey, transfer and assign unto the Trustee and to subject to the lien of the Indenture additional properties acquired by the Company; and

     WHEREAS, the Company has entered into a Loan Agreement dated as of August 1, 1995 (the "Loan Agreement") with the New Jersey Economic Development Authority (herein sometimes called the "EDA"), a public body corporate and politic of the State of New Jersey, pursuant to which (i) the proceeds of the issuance by the EDA of Twenty-Five Million Dollars ($25,000,000) in aggregate principal amount of its Natural Gas Facilities Refunding Revenue Bonds, Series 1995A (New Jersey Natural Gas Company Project) (the "1995A EDA Bonds") are to be loaned to the Company to provide for the refinancing of certain natural gas and functionally related and subordinate facilities (consisting of the refunding of $25,000,000 in aggregate principal amount of the EDA's Natural Gas Facilities Revenue Bonds, Series 1988 (New Jersey Natural Gas Company Project)), and (ii) the proceeds of the issuance by the EDA of Sixteen Million Dollars ($16,000,000) in aggregate principal amount of its Natural Gas Facilities Revenue Bonds, Series 1995B (New Jersey Natural Gas Company Project) (the "1995B EDA Bonds") are to be loaned from time to time to the Company to provide funds to finance a part of the cost of the acquisition and construction of facilities for the local furnishing of natural gas and functionally related and subordinate facilities to be located in various municipalities in the County of Morris, New Jersey, which 1995A EDA Bonds and 1995B EDA Bonds (herein collectively referred to as the "1995 Series EDA Bonds") are being issued pursuant to the EDA Bond Indenture (as defined below); and

     WHEREAS, the Company has duly determined to create a twenty-fifth series of Bonds, to be known as "First Mortgage Bonds, Adjustable Rate Series AA due 2030", herein sometimes called "2030 Series AA Bonds", and a twenty-sixth series of Bonds, to be known as "First Mortgage Bonds, Adjustable Rate Series BB due 2030", herein sometimes called "2030 Series BB Bonds", each to be issued and delivered (in conjunction with the assignment by the EDA of certain of its rights under the Loan Agreement) to First Fidelity Bank, National Association, as trustee (the "EDA Loan Trustee") pursuant to an indenture of trust dated as of August 1, 1995 (the "EDA Bond Indenture") between the EDA and the EDA Loan Trustee for the benefit and security of the holders of the 1995 Series EDA Bonds, all as herein provided, and to add to the covenants and agreements contained in the Indenture the covenants and agreements hereinafter set forth; and

     WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Indenture and pursuant to appropriate resolutions of its Board of Directors (including the Executive Committee thereof), has duly resolved and determined to make, execute and deliver to the Trustee a Twenty-Fifth Supplemental Indenture in the form hereof for the purposes herein provided; and

     WHEREAS, all conditions and requirements necessary to make this Twenty-Fifth Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     That NEW JERSEY NATURAL GAS COMPANY, by way of further assurance and in consideration of the premises and of the acceptance by the Trustee of the trusts hereby created and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of principal of and any premium which may be due and payable on and the interest on all Bonds at any time issued and outstanding under the Indenture according to their tenor and effect, and the performance and observance by the Company of all the covenants and conditions herein and therein contained, has granted, bargained, sold, warranted, aliened, remised, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, warrant, alien, remise, release, convey, assign, transfer, mortgage, pledge, set over and confirm, unto the party of the second part, and to its successors in the trust, and to it and its assigns forever, and has granted and does hereby grant

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thereunto a security interest in, all of the property, real, personal and mixed, now owned by the Company and situated in the Counties of Burlington, Middlesex, Monmouth, Morris, Ocean, Passaic, Somerset and Sussex in the State of New
Jersey, or wherever situate (except property specifically excepted from the lien of the Indenture by the terms of the Indenture) and also all of the property, real, personal and mixed, hereafter acquired by the Company wherever situate (except property specifically excepted from the lien of the Indenture by the terms of the Indenture), including both as to property now owned and property hereafter acquired, without in anywise limiting or impairing the enumeration of the same, the scope and intent of the foregoing or of any general or specific description contained in the Indenture, the following:

                                       I.

                                   FRANCHISES

     All and singular, the franchises, grants, permits, immunities, privileges and rights of the Company owned and held by it at the date of the execution hereof or hereafter acquired for the construction, maintenance, and operation of the gas plants and systems now or hereafter subject to the lien hereof, as well as all certificates, franchises, grants, permits, immunities, privileges, and rights of the Company used or useful in the operation of the property now or hereafter mortgaged hereunder, including all and singular the franchises, grants, permits, immunities, privileges, and rights of the Company granted by the governing authorities of any municipalities or other political subdivisions and all renewals, extensions and modifications of said certificates, franchises, grants, permits, privileges, and rights or any of them.

                                       II.

                  GAS DISTRIBUTION SYSTEMS AND RELATED PROPERTY

     All gas generating plants, gas storage plants and gas manufacturing plants of the Company, all the buildings, erections, structures, generating and purifying apparatus, holders, engines, boilers, benches, retorts, tanks, instruments, appliances, apparatus, facilities, machinery, fixtures, and all other property used or provided for use in the generation, manufacturing and purifying of gas, together with the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, and sites forming a part of such plants or any of them or occupied, enjoyed or used in connection therewith.

     All gas distribution or gas transmission systems of the Company, all buildings, erections, structures, generating and purifying apparatus, holders, engines, boilers, benches, retorts,

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tanks, pipe lines, connections, service pipes, meters, conduits, tools, instruments, appliances, apparatus, facilities, machinery, fixtures, and all other property used or provided for use in the construction, maintenance, repair or operations of such distribution or transmission systems, together with all the certificates, rights, privileges, rights-of-way, franchises, licenses, easements, grants, liberties, immunities, permits of the Company, howsoever conferred or acquired, under, over, or upon any private property or any public streets or highways within as well as without the corporate limits of any municipal corporation. Without limiting the generality of the foregoing, there are expressly included the gas distribution or gas transmission systems located in the Counties of Burlington, Middlesex, Monmouth, Morris, Ocean, Passaic, Somerset and Sussex in the State of New Jersey, and in the following municipalities in said State and Counties: Aberdeen Township (formerly Matawan Township), Allenhurst Borough, City of Asbury Park, Atlantic Highlands Borough, Avon Borough, Barnegat Light Borough, Barnegat Township (formerly named Union Township), Bay Head Borough, Beach Haven Borough, Beachwood Borough, Belmar Borough, Berkeley Township, Boonton Town, Boonton Township, Bradley Beach Borough, Brick Township, Brielle Borough, Colts Neck Township, Deal Borough, Denville Township, Dover Town, Dover Township, Eagleswood Township, East Brunswick Township, Eatontown Borough, Englishtown Borough, Fair Haven Borough, Farmingdale Borough, Franklin Township in Somerset County, Freehold Borough, Freehold Township, Hanover Township, Harvey Cedars Borough, Hazlet Township, Highlands Borough, Holmdel Township, Hopatcong Borough, Howell Township, Interlaken Borough, Island Heights Borough, Jackson Township, Jefferson Township, Keansburg Borough, Keyport Borough, Lacey Township, Lakehurst Borough, Lakewood Township, Lavallette Borough, Lincoln Park Borough, Little Egg Harbor Township, Little Silver Borough, Loch Arbour Village, Long Beach Township, Long Branch City, Manalapan Township, Manasquan Borough, Manchester Township, Mantoloking Borough, Marlboro Township, Matawan Borough, Middletown Township, Milltown Borough, Mine Hill Township, Monmouth Beach Borough, Monroe Township, Montville Township, Morris Plains Borough, Mount Arlington Borough, Mount Olive Township, Mountain Lakes Borough, Neptune City Borough, Neptune Township, Netcong Borough, New Brunswick City, North Brunswick Township, Ocean Township in Monmouth County, Ocean Township in Ocean County, Ocean Gate Borough, Oceanport Borough, Old Bridge Township (formerly named Madison Township), Parsippany-Troy Hills Township, Pine Beach Borough, Point Pleasant Borough, Point Pleasant Beach Borough, Randolph Township, Red Bank Borough, Rockaway Borough, Rockaway Township, Roxbury Township, Rumson Borough, Sayreville Borough, Sea Bright Borough, Sea Girt Borough, Seaside Heights Borough, Seaside Park Borough, Ship Bottom Borough, Shrewsbury Borough, Shrewsbury Township, South Belmar Borough, South Brunswick Township, South River Borough, South Toms River Borough, Spring Lake Borough, Spring Lake Heights Borough, Stafford Township, Surf City Borough, Tinton Falls Borough (formerly named New Shrewsbury Borough), Tuckerton Borough, Union Beach Borough, Union Township, Victory Gardens Borough, Wall Township, Washington Township in

Burlington County, Washington Township in Morris County, West Long Branch Borough, West Milford Township and Wharton Borough.

                                      III.

                                    CONTRACTS

     All of the Company's right, title and interest in and under all contracts, licenses or leases for the purchase of gas, either in effect at the date of execution hereof or hereafter made and any extension or renewal thereof.

     TOGETHER WITH ALL AND SINGULAR the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the Trust Estate, or any part thereof, with the reversion or reversions, remainder and remainders, rents, issues, income and profits thereof, and all the right, title, interest and claim whatsoever, at law or in equity, which the Company now has or which it may hereafter acquire in and to the Trust Estate and every part and parcel thereof.

     TO HAVE AND TO HOLD the Trust Estate and all and singular the lands, properties, estates, rights, franchises, privileges and appurtenances hereby mortgaged, conveyed, pledged or assigned, or intended so to be, together with all the appurtenances thereto appertaining, unto the Trustee and its successors and assigns forever;

     SUBJECT, HOWEVER, as to property hereby conveyed, to Permitted
Encumbrances;

     BUT IN TRUST, NEVERTHELESS, under and subject to the terms and conditions hereafter set forth, for the equal and proportionate use, benefit, security and protection of each and every person and corporation who may be or become the holders of the Bonds and coupons hereby secured, if any, without preference, priority or distinction as to the lien or otherwise of one Bond or coupon over or from the others by reason of priority in the issue or negotiation thereof, or by reason of the date of maturity thereof, or otherwise (except as any sinking, amortization, improvement, renewal or other analogous fund, established in accordance with the provisions of the Indenture, may afford additional security for the Bonds of any particular series and except as provided in ss.9.02 of the Indenture), and for securing the observance and performance of all the terms, provisions and conditions of the Indenture.

     THIS INDENTURE FURTHER WITNESSETH, that the Company has agreed and covenanted, and hereby does agree and covenant, with the Trustee and its successors and assigns and with the respective holders from time to time of the Bonds and coupons, or any thereof, as follows:

                                   ARTICLE I.

                         CERTAIN AMENDMENTS OF INDENTURE

     ss.1.1. The Original Indenture, as heretofore amended, be and it hereby is further amended in the following respects, the section numbers specified below being the sections of the Indenture in which such amendments occur:

     ss.1.01. The following definition be and it hereby is added immediately after the twenty-fifth sentence of ss.1.01B:

          "'TWENTY-FIFTH SUPPLEMENTAL INDENTURE' shall mean the Supplemental Indenture dated as of July 15, 1995, supplemental to the Indenture."

     ss.1.01. The following definitions be and they hereby are added immediately after the twenty-sixth sentence of ss.1.01F:

          "'2030 SERIES AA BOND' shall mean one of the First Mortgage Bonds, Adjustable Rate Series AA due 2030, issued hereunder.

          '2030 SERIES BB BOND' shall mean one of the First Mortgage Bonds, Adjustable Rate Series BB due 2030, issued hereunder."

     ss.2.11. The following be and it hereby is added at the end of ss.2.11:

     "No charge except for taxes or governmental charges shall be made against any holder of any 2030 Series AA Bond or 2030 Series BB Bond for the exchange, transfer or registration of transfer thereof."

     ss.8.08. The period at the end of the first paragraph of ss.8.08 be and it hereby is deleted and the following words and figures be and they hereby are added thereto:

     ", and the 2030 Series AA Bonds and the 2030 Series BB Bonds shall be redeemed at the redemption price specified in ss.10.67 and ss.10.69, respectively."

                                   ARTICLE II.

                              2030 SERIES AA BONDS

     ss.2.1. There shall be a twenty-fifth series of Bonds, known as and entitled "First Mortgage Bonds, Adjustable Rate Series AA due 2030" or "First Mortgage Bonds, Adjustable Rate Series AA" (herein and in the Indenture referred to as the "2030 Series AA Bonds"), and the form thereof shall contain suitable provisions with respect to the matters hereinafter in this Section specified and shall in other respects be substantially as set forth in the preambles to the Original Indenture.

     The aggregate principal amount of 2030 Series AA Bonds which may be authenticated and delivered and outstanding under the Indenture is Twenty-Five Million Dollars ($25,000,000).

     The 2030 Series AA Bonds shall be payable to the EDA Loan Trustee, and shall be nontransferable except to a successor of the EDA Loan Trustee.

     The 2030 Series AA Bonds shall bear interest at the minimum rate per annum necessary to yield interest in amounts sufficient, when taken together with other amounts available therefor under the EDA Bond Indenture, to pay the interest from time to time payable on the 1995A EDA Bonds, computed on the same basis as the 1995A EDA Bonds (interest on overdue principal and premium, if any, and, to the extent legally enforceable, interest, being at the rate of six percent (6%) per annum), but in no event shall the interest rate on the 2030 Series AA Bonds exceed twelve percent (12%); and the 2030 Series AA Bonds shall mature on August 1, 2030, subject to prior redemption as described herein. The amount of "annual interest charges" on the 2030 Series AA Bonds, within the meaning of any provision of the Indenture requiring a determination of said amount as a condition to the issuance of any Bonds thereunder (including, without limitation, the 2030 Series AA Bonds and the 2030 Series BB Bonds), shall mean the amount calculated by applying to the 2030 Series AA Bonds the interest rate of twelve percent (12%) per annum; provided, however, that if the rate of interest on the 1995A EDA Bonds shall have become fixed and determined at a per annum rate lower than twelve percent (12%) for a period not less than the remaining maturity of said 1995A EDA Bonds (whether said 1995A EDA Bonds shall mature at their stated maturity, by earlier redemption or otherwise), then said lower rate shall be used to determine the amount of the "annual interest charges" on the 2030 Series AA Bonds.

     The 2030 Series AA Bonds shall be in the form of registered Bonds without coupons of denominations of Five Thousand Dollars ($5,000) and any integral multiple thereof which may be authorized by the Company, the issue of a registered Bond without coupons in any such denomination to be conclusive evidence of such authorization. The 2030 Series AA Bonds shall be dated as provided in ss.2.05 of the Indenture. All 2030 Series AA Bonds shall bear interest from their respective dates, such interest to be payable, upon the terms of and otherwise in accordance with the 2030 Series AA Bonds, on the first business day preceding each date on which interest shall from time to time be payable on the 1995A EDA Bonds; provided, that the obligation of the Company to make payments with respect to the principal of, premium, if any, and interest on the 2030 Series AA Bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that at the time any such payment shall be due, the then due principal of, premium, if any, and interest on any of the 1995A EDA Bonds shall have been fully or partially paid from payments made by the Company under the Loan Agreement or from other moneys expressly available therefor in the principal and interest account for the 1995A EDA Bonds under the EDA Bond Indenture or, as far as principal is concerned, reduced by the principal amount of any of the 1995A EDA Bonds deemed paid pursuant to Article X of the EDA Bond Indenture. The principal of and the premium, if any, and interest on the 2030 Series AA Bonds shall be payable at the principal office of the Trustee, in the City of Chicago, Illinois, or, at the option of the Company, at the "Principal Office" (as that term is defined in the EDA Bond Indenture) of the EDA Loan Trustee, in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

     Notwithstanding any other provision of the Indenture or of the 2030 Series AA Bonds, payments of the principal of and the premium, if any, and interest on any 2030 Series AA Bond may be made directly to the registered holder thereof without presentation or surrender thereof or the making of any notation thereon if there shall be filed with the Trustee a Certificate of the Company to the effect that such registered holder (or the person for whom such registered holder is a nominee) and the Company have entered into a written agreement that payment shall be so made; provided, however, that before such registered holder transfers or otherwise disposes of any 2030 Series AA Bond, such registered holder will, at its election, either endorse thereon (or on a paper annexed thereto) the principal amount thereof redeemed and the last date to which interest has been paid thereon or make such Bond available to the Company at the principal office of the Trustee for the purpose of making such endorsement thereon.

     The 2030 Series AA Bonds shall be subject to redemption at the option of the Company or otherwise, in the manner provided in the applicable provisions of Article Ten of the Indenture, as amended by Article IV of this Supplemental Indenture.

     The 2030 Series AA Bonds shall be excluded from the benefits of, and shall not be subject to redemption through the operation of, a Mandatory Sinking Fund pursuant to ss.11.02 of the Indenture and shall also be excluded from the benefits of the covenants of ss.9.08 and ss.11.01 of the Indenture.

     Notwithstanding the provisions of ss.10.04 or any other provision of the Indenture, the selection of 2030 Series AA Bonds to be redeemed shall, in case fewer than all of the outstanding 2030 Series AA Bonds are to be redeemed, be made by the Trustee pro rata (to the nearest multiple of Five Thousand Dollars ($5,000)) among the registered holders of the 2030 Series AA Bonds in proportion, as nearly as practicable, to the respective unpaid principal amounts of 2030 Series AA Bonds registered in the names of such holders, with adjustments, to the extent practicable, to compensate for any prior redemption not made exactly in such proportion (or otherwise as may be specified by a written order signed by the registered holders of all outstanding 2030 Series AA Bonds).

     The definitive 2030 Series AA Bonds may be issued in the form of engraved Bonds or Bonds printed or lithographed on steel engraved borders or Bonds in typed form on normal bond paper. Subject to the foregoing provisions of this Section and the provisions of ss.2.11 of the Indenture, all definitive 2030 Series AA Bonds shall be fully exchangeable for other Bonds of the same series, of like aggregate principal amounts, and, upon surrender to the Trustee at its principal office, shall be exchangeable for other Bonds of the same series of a different authorized denomination or denominations, as requested by the holder surrendering the same. The Company will execute, and the Trustee shall authenticate and deliver, registered Bonds without coupons, whenever the same shall be required for any such exchange.

     ss.2.2. 2030 Series AA Bonds in the aggregate principal amount of Twenty-Five Million Dollars ($25,000,000) may forthwith upon the execution and delivery of this Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee, and shall thereupon be authenticated and delivered by the Trustee upon compliance by the Company with the provisions of Articles Four, Five or Six of the Indenture, without awaiting the filing or recording of this Supplemental Indenture. No additional 2030 Series AA Bonds shall be issued under Article Four, Five or Six without the consent in writing of the holders of all the outstanding 2030 Series AA Bonds.

                                  ARTICLE III.

                              2030 SERIES BB BONDS

     ss.3.1. There shall be a twenty-sixth series of Bonds, known as and entitled "First Mortgage Bonds, Adjustable Rate Series BB due 2030" or "First Mortgage Bonds, Adjustable Rate Series BB" (herein and in the Indenture referred to as the "2030 Series BB Bonds"), and the form thereof shall contain suitable provisions with respect to the matters hereinafter in this Section specified and shall in other respects be substantially as set forth in the preambles to the Original Indenture.

     The aggregate principal amount of 2030 Series BB Bonds which may be authenticated and delivered and outstanding under the Indenture is Sixteen Million Dollars ($16,000,000).

     The 2030 Series BB Bonds shall be payable to the EDA Loan Trustee, and shall be nontransferable except to a successor of the EDA Loan Trustee.

     The 2030 Series BB Bonds shall bear interest at the minimum rate per annum necessary to yield interest in amounts sufficient, when taken together with other amounts available therefor under the EDA Bond Indenture, to pay the interest from time to time payable on the 1995B EDA Bonds, computed on the same basis as the 1995B EDA Bonds (interest on overdue principal and premium, if any, and, to the extent legally enforceable, interest, being at the rate of six percent (6%) per annum), but in no event shall the interest rate on the 2030 Series BB Bonds exceed twelve percent (12%); and the 2030 Series BB Bonds shall mature on August 1, 2030, subject to prior redemption as described herein. The amount of "annual interest charges" on the 2030 Series BB Bonds, within the meaning of any provision of the Indenture requiring a determination of said amount as a condition to the issuance of any Bonds thereunder (including, without limitation, the 2030 Series AA Bonds and the 2030 Series BB Bonds), shall mean the amount calculated by applying to said 2030 Series BB Bonds the interest rate of twelve percent (12%) per annum; provided, however, that if the rate of interest on the 1995B EDA Bonds shall have become fixed and determined at a per annum rate lower than twelve percent (12%) for a period not less than the remaining maturity of said 1995B EDA Bonds (whether said 1995B EDA Bonds shall mature at their stated maturity, by earlier redemption or otherwise), then said lower rate shall be used to determine the amount of the "annual interest charges" on the 2030 Series BB Bonds.

     The 2030 Series BB Bonds shall be in the form of registered Bonds without coupons of denominations of Five Thousand Dollars ($5,000) and any integral multiple thereof which may be authorized by the Company, the issue of a registered Bond without coupons in any such denomination to be conclusive evidence of such authorization. The 2030 Series BB Bonds shall be dated as provided in ss.2.05 of the Indenture. All 2030 Series BB Bonds shall bear interest from their respective dates, such interest to be payable, upon the terms of and otherwise in accordance with the 2030 Series BB Bonds, on the first business day preceding each date on which interest shall from time to time be payable on the 1995B EDA Bonds; provided, that the obligation of the Company to make payments with respect to the principal of, premium, if any, and interest on the 2030 Series BB Bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that at the time any such payment shall be due, the then due principal of, premium, if any, and interest on any of the 1995B EDA Bonds shall have been fully or partially paid from payments made by the Company under the Loan Agreement or from other moneys expressly available therefor in the principal and interest account for the 1995B EDA Bonds under the EDA Bond Indenture or, as far as principal is concerned, reduced by the principal amount of any of the 1995B EDA Bonds deemed paid pursuant to Article X of the EDA Bond Indenture. The principal of and the premium, if any, and interest on the 2030 Series BB Bonds shall be payable at the principal office of the Trustee, in the City of Chicago, Illinois, or, at the option of the Company, at the "Principal Office" (as that term is defined in the EDA Bond Indenture), of the EDA Loan Trustee, in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

     Notwithstanding any other provision of the Indenture or of the 2030 Series BB Bonds, payments of the principal of and the premium, if any, and interest on any 2030 Series BB Bond may be made directly to the registered holder thereof without presentation or surrender thereof or the making of any notation thereon if there shall be filed with the Trustee a Certificate of the Company to the effect that such registered holder (or the person for whom such registered holder is a nominee) and the Company have entered into a written agreement that payment shall be so made; provided, however, that before such registered holder transfers or otherwise disposes of any 2030 Series BB Bond, such registered holder will, at its election, either endorse thereon (or on a paper annexed thereto) the principal amount thereof redeemed and the last date to which interest has been paid thereon or make such Bond available to the Company at the principal office of the Trustee for the purpose of making such endorsement thereon.

     The 2030 Series BB Bonds shall be subject to redemption at the option of the Company or otherwise, in the manner provided in the applicable provisions of Article Ten of the Indenture, as amended by Article V of this Supplemental Indenture.

     The 2030 Series BB Bonds shall be excluded from the benefits of, and shall not be subject to redemption through the operation of, a Mandatory Sinking Fund pursuant to ss.11.02 of the Indenture and shall also be excluded from the benefits of the covenants of ss.9.08 and ss.11.01 of the Indenture.

     Notwithstanding the provisions of ss.10.04 or any other provision of the Indenture, the selection of 2030 Series BB Bonds to be redeemed shall, in case fewer than all of the outstanding 2030 Series BB Bonds are to be redeemed, be made by the Trustee pro rata (to the nearest multiple of Five Thousand Dollars ($5,000)) among the registered holders of the 2030 Series BB Bonds in proportion, as nearly as practicable, to the respective unpaid principal amounts of 2030 Series BB Bonds registered in the names of such holders, with adjustments, to the extent practicable, to compensate for any prior redemption not made exactly in such proportion (or otherwise as may be specified by a written order signed by the registered holders of all outstanding 2030 Series BB Bonds).

     The definitive 2030 Series BB Bonds may be issued in the form of engraved Bonds or Bonds printed or lithographed on steel engraved borders or Bonds in typed form on normal bond paper. Subject to the foregoing provisions of this Section and the provisions of ss.2.11 of the Indenture, all definitive 2030 Series BB Bonds shall be fully exchangeable for other Bonds of the same series, of like aggregate principal amounts, and, upon surrender to the Trustee at its principal office, shall be exchangeable for other Bonds of the same series of a different authorized denomination or denominations, as requested by the holder surrendering the same. The Company will execute, and the Trustee shall authenticate and deliver, registered Bonds without coupons, whenever the same shall be required for any such exchange.

     ss.3.2. 2030 Series BB Bonds in the aggregate principal amount of Sixteen Million Dollars ($16,000,000) may forthwith upon the execution and delivery of this Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee, and shall thereupon be authenticated and delivered by the Trustee upon compliance by the Company with the provisions of Articles Four, Five or Six of the Indenture, without awaiting the filing or recording of this Supplemental Indenture. No additional 2030 Series BB Bonds shall be issued under Article Four, Five or Six without the consent in writing of the holders of all the outstanding 2030 Series BB Bonds.

                                   ARTICLE IV.

                     REDEMPTION OF THE 2030 SERIES AA BONDS

     ss.4.1. The following ss.10.66 and ss.10.67 be and they hereby are added to Article Ten of the Indenture:

     "ss.10.66. The 2030 Series AA Bonds shall be subject to mandatory redemption as follows: payments of principal of and premium on the 2030 Series AA Bonds shall be made to the EDA Loan Trustee to redeem 2030 Series AA Bonds in such amounts as shall be necessary, in accordance with the provisions of the Loan Agreement, to provide funds under the Loan Agreement to (a) make, when due, payment at maturity (including, without limitation, maturity upon acceleration of the 1995A EDA Bonds) and (b) make, when due, any prepayment required by the Loan Agreement in connection with any mandatory or optional redemption of 1995A EDA Bonds; provided, however, that the obligation of the Company to make any redemption payments under this Section shall be fully or partially, as the case may be, satisfied and discharged to the extent that at any time such payment shall be due, the then due payment at maturity or redemption payment on any of the 1995A EDA Bonds shall have been fully or partially made from payments made by the Company under the Loan Agreement or from other moneys expressly available therefor in a redemption account or subaccount for the 1995A EDA Bonds under the EDA Bond Indenture or, as far as principal is concerned, reduced by the principal amount of any 1995A EDA Bonds deemed paid pursuant to Article X of the EDA Bond Indenture. Terms used and not defined in this Section shall have the respective meanings given to them in the Twenty-Fifth Supplemental Indenture dated as of July 15, 1995.

     "ss.10.67. In the case of the redemption of 2030 Series AA Bonds out of moneys deposited with the Trustee pursuant to ss.8.08, such 2030 Series AA Bonds shall, upon compliance with provisions of ss.10.04, and subject to the provisions of ss.2.1 of the Twenty-Fifth Supplemental Indenture, be redeemable at the principal amounts thereof, together with interest accrued thereon to the date fixed for redemption, without premium."

                                   ARTICLE V.

                     REDEMPTION OF THE 2030 SERIES BB BONDS

     ss.5.1. The following ss.10.68 and ss.10.69 be and they hereby are added to Article Ten of the Indenture:

     "ss.10.68. The 2030 Series BB Bonds shall be subject to mandatory redemption as follows: payments of principal of and premium on the 2030 Series BB Bonds shall be made to the EDA Loan Trustee to redeem 2030 Series BB Bonds in such amounts as shall be necessary, in accordance with the provisions of the Loan Agreement, to provide funds under the Loan Agreement to (a) make, when due, payment at maturity (including, without limitation, maturity upon acceleration of the 1995B EDA Bonds) and (b) make, when due, any prepayment required by the Loan Agreement in connection with any mandatory or optional redemption of 1995B EDA Bonds; provided, however, that the obligation of the Company to make any redemption payments under this Section shall be fully or partially, as the case may be, satisfied and discharged to the extent that at any time such payment shall be due, the then due payment at maturity or redemption payment on any of the 1995B EDA Bonds shall have been fully or partially made from payments made by the Company under the Loan Agreement or from other moneys expressly available therefor in a redemption account or subaccount for the 1995B EDA Bonds under the EDA Bond Indenture or, as far as principal is concerned, reduced by the principal amount of any 1995B EDA Bonds deemed paid pursuant to Article X of the EDA Bond Indenture. Terms used and not defined in this Section shall have the respective meanings given to them in the Twenty-Fifth Supplemental Indenture dated as of July 15, 1995.

     "ss.10.69. In the case of the redemption of 2030 Series BB Bonds out of moneys deposited with the Trustee pursuant to ss.8.08, such 2030 Series BB Bonds shall, upon compliance with provisions of ss.10.04, and subject to the provisions of ss.3.1 of the Twenty-Fifth Supplemental Indenture, be redeemable at the principal amounts thereof, together with interest accrued thereon to the date fixed for redemption, without premium."

                                   ARTICLE VI.

                                  MISCELLANEOUS

     ss.6.1. The Company is lawfully seized and possessed of all the real estate, franchises and other property described or referred to in the Indenture (except properties released from the lien of the Indenture pursuant to the provisions thereof) as presently mortgaged, subject to the exceptions stated therein, such real estate, franchises and other property are free and clear of any lien prior to the lien of the Indenture except as set forth in the Granting Clauses of the Indenture and the Company has good right and lawful authority to mortgage the same as provided in and by the Indenture.

     ss.6.2. The Trustee assumes no duties, responsibilities or liabilities by reason of this Supplemental Indenture other than as set forth in the Indenture, and this Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions of its acceptance of the trust under the Indenture, as fully as if said terms and conditions were herein set forth at length.

     ss.6.3. The terms used in this Supplemental Indenture shall have the meanings assigned thereto in the Indenture. Reference by number in this Supplemental Indenture to Articles or Sections shall be construed as referring to Articles or Sections contained in the Indenture, unless otherwise stated.

     ss.6.4. As amended and modified by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed and the Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

     ss.6.5. Neither the approval by the Board of Public Utilities of the State of New Jersey of the execution and delivery of this Supplemental Indenture nor the approval by said Board of the issue of any Bonds under the Indenture shall in any way be construed as the approval by said Board of any other act, matter or thing which requires approval of said Board under the laws of the State of New Jersey; nor shall approval by said Board of the issue of any Bonds under the Indenture bind said Board or any other public body or authority of the State of New Jersey having jurisdiction in the premises in any future application for the issue of Bonds under the Indenture or otherwise.

     ss.6.6. This Supplemental Indenture may be executed in any number of counterparts and all said counterparts executed and delivered each as an original shall constitute but one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     NEW JERSEY NATURAL GAS COMPANY HEREBY DECLARES THAT IT HAS READ THIS TWENTY-FIFTH SUPPLEMENTAL INDENTURE, HAS RECEIVED A COMPLETELY FILLED-IN TRUE COPY OF IT WITHOUT CHARGE AND HAS SIGNED THIS TWENTY-FIFTH SUPPLEMENTAL INDENTURE ON THE DATE CONTAINED IN ITS ACKNOWLEDGMENT HEREOF.

     IN WITNESS WHEREOF, NEW JERSEY NATURAL GAS COMPANY, party of the first part, has caused these presents to be signed in its corporate name by its President or a Vice President and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, and HARRIS TRUST AND SAVINGS BANK, party of the second part, in evidence of its acceptance of the trust hereby created, has caused these presents to be signed in its corporate name by one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries.

                                                 NEW JERSEY NATURAL GAS COMPANY

                                                 By   /s/ TIMOTHY C. HEARNE
                                                   ----------------------------
                                                    Name: Timothy C. Hearne
                                                    Title: Vice President and
                                                           Treasurer

[Corporate Seal]

Attest:


     /s/ OLETA J. HAARDEN
-------------------------------
         Oleta J. Harden
         Secretary


Signed, sealed and delivered by
  NEW JERSEY NATURAL GAS COMPANY
  in the presence of:


     /s/KATHY S. GROCKI
-------------------------------
Name:   Kathy S. Grocki


  /s/ MARIANNE SIMMS-BRAXTON
-------------------------------
Name: Marianne Simms-Braxton

                                                  HARRIS TRUST AND SAVINGS BANK,
                                                           as Trustee

                                                  By      /s/ J. BARTOLINI
                                                     -------------------------
                                                     Name:  J. Bartolini
                                                     Title: Vice President

[Corporate Seal]

Attest:


       /s/ M. ONISCHAK
-------------------------------
Name:   M. Onischak
Title:  Assistant Secretary

Signed, sealed and delivered by
  HARRIS TRUST AND SAVINGS BANK
  in the presence of:

       /s/ R. JOHNSON
-------------------------------
Name:      R. Johnson

     /s/ MARIANNE CODY
-------------------------------
Name:    Marianne Cody

STATE OF NEW JERSEY:
                      SS:
COUNTY OF MONMOUTH :

     BE IT REMEMBERED that on this 28th day of July 1995, before me, the subscriber, an Attorney-at-Law of the State of New Jersey, and I hereby certify that I am such an Attorney-at-Law as witness my hand, personally appeared Oleta
J. Harden to me known who, being by me duly sworn according to law, on her oath, does depose and make proof to my satisfaction that she is the Secretary of NEW JERSEY NATURAL GAS COMPANY, the grantor or mortgagor in the foregoing Supplemental Indenture named; that she well knows the seal of said corporation; that the seal affixed to said Supplemental Indenture is the corporate seal of said corporation, and that it was so affixed in pursuance of resolutions of the Board of Directors (including the Executive Committee of said Board) of said corporation; that Timothy C. Hearne is a Vice President of said corporation; that she saw said Timothy C. Hearne, as such Vice President, affix said seal thereto, sign and deliver said Supplemental Indenture, and heard him declare that he signed, sealed and delivered the same as the voluntary act and deed of said corporation, in pursuance of said resolutions, and that this deponent signed her name thereto, at the same time, as attesting witness.


                                                      /s/ OLETA J. HARDEN
                                                --------------------------------
                                                          Oleta J. Harden
                                                          Secretary


Subscribed and sworn to before me,
  an Attorney-at-Law of the State of
  New Jersey, at Wall, New Jersey,
  the day and year aforesaid.

     /s/ TIMOTHY S. KELSEY
-------------------------------
Name: Timothy S. Kelsey
      Attorney-at-Law of the
      State of New Jersey

STATE OF ILLINOIS:
                     SS:
COUNTY OF COOK   :

     BE IT REMEMBERED that on this 27th day of July 1995, before me, the subscriber, a Notary Public of the State of Illinois, personally appeared M. Onischak to me known who, being by me duly sworn according to law, on her oath, does depose and make proof to my satisfaction that she is an Assistant Secretary of HARRIS TRUST AND SAVINGS BANK, the grantee or mortgagee and trustee in the foregoing Supplemental Indenture named; that she well knows the seal of said corporation; that the seal affixed to said Supplemental Indenture is the corporate seal of said corporation, and that it was so affixed in pursuance of a resolution of the Board of Directors of said corporation; that J. Bartolini is a Vice President of said corporation; that she saw said J. Bartolini as such Vice President affix said seal thereto, sign and deliver said Supplemental Indenture, and heard said J. Bartolini declare that she signed, sealed and delivered the same as the voluntary act and deed of said corporation, in pursuance of said resolution, and that this deponent signed her name thereto, at the same time, as attesting witness.

                                                           /s/ M. ONISCHAK
                                                     --------------------------
                                                     Name: M. Onischak
                                                     Title: Assistant Secretary

Subscribed and sworn to before
  me a Notary Public of the State
  of Illinois at Chicago, the day
  and year aforesaid.

           /s/ T. MUZQUIZ
--------------------------------------
Notary Public of the State of Illinois
T. Muzquiz
[SEAL]

          "OFFICIAL SEAL"
            T. Muzquiz
  Notary Public, State of Illinois
     Commission Expires 7/12/97